Exhibit 99.1

FOR RELEASE AT 8:45 a.m., Eastern Time
INVESTOR RELATIONS CONTACT:	Neal Fuller, 206-545-5537
MEDIA RELATIONS CONTACT:	Paul Hollie, 206-545-3048

SAFECO COMPLETES SALE OF LIFE & INVESTMENTS OPERATION

SEATTLE—(August 2, 2004)—Safeco (NASDAQ: SAFC) today announced it has completed the sale of its Life & Investments (L&I) operation to an investor group led by White Mountains Insurance Group, Ltd., and Berkshire Hathaway Inc. Safeco completed the sales of Safeco Trust Company in April 2004 and Talbot Financial Corporation in July 2004.

Proceeds from these sales totaled $1.51 billion. Approximately $710 million of the proceeds will be used to retire $620 million aggregate face value of debt and capital securities, returning Safeco’s debt-to-capital ratios to pre-sale levels, and approximately $620 million has been returned to shareholders through a common stock buyback of 13.2 million shares, executed through an accelerated stock buyback program. Safeco will retain approximately $150 million at the parent company to provide financial flexibility for the future. Safeco expects to realize cash tax benefits in 2004 of $23 million related to the sales. The estimated net after-tax loss on these sales is $260 million.

“With the sale completed, our energy and focus are fully directed on our Property & Casualty business. Our profitability, sales momentum and strong partnerships with independent agents demonstrate clearly that we’re on the right course for future success,” said Mike McGavick, Safeco chairman and chief executive officer. “We extend our best wishes to our former colleagues at L&I as they begin their journey as a stand-alone enterprise.”

Debt Repurchase

To return the company’s debt-to-capital ratios to pre-sale levels, Safeco initiated tender offers to retire an aggregate $620 million in face value of the outstanding 8.072% capital securities of Safeco Capital Trust I due in 2037 and Safeco’s 7.25% senior notes due in 2012. A separate news release issued today provides more detail about these tender offers.

Accelerated Stock Buyback

Safeco repurchased 13.2 million shares, or approximately 9.5 percent, of its outstanding common stock with a portion of the proceeds. The shares were purchased from a dealer (Goldman, Sachs & Co.) under an accelerated stock buyback (ASB) program at $46.80 per share, for a total cost of approximately $620 million.

“After carefully considering our alternatives, we concluded that an accelerated stock buyback program provides the best outcome for our shareholders,” said McGavick.

Unlike a special dividend where shareholders are faced with immediate and involuntary tax consequences and a decision about what to do with the money, the stock buyback lets shareholders choose when to sell their shares and incur tax consequences.

In connection with Safeco’s stock buyback, the dealer will purchase shares in the market over time. The program is based on Safeco’s average daily trading volume and is expected to be completed within six to nine months. At the end of the program, Safeco will receive or pay a price adjustment based on the volume weighted average price of shares traded during the purchase period.

Approximately $200 million of the shares purchased pursuant to the ASB are subject to a collar, a contract that sets a minimum and maximum price for shares repurchased for purposes of limiting the price adjustments.

No trading activity has occurred in the public market related to this transaction prior to issuance of this press release.

The pro forma book value per share of the company as of June 30, 2004, adjusted for the shares repurchased, the estimated $90 million pretax ($60 million after tax) loss on debt repurchase, and the estimated after-tax loss on the L&I sale, was $28.42. Excluding unrealized gains on bonds (pre-FAS 115), the pro forma book value was $27.26. The pro forma number of shares outstanding of the company at June 30, 2004, adjusted for the share repurchase, was 125.7 million shares.

A total of 8.3 million shares remain available for repurchase under Board-approved repurchase programs.

Financial Flexibility

Safeco expects to retain approximately $150 million of the proceeds for general corporate purposes and to provide financial flexibility for the future.

Amendment to Line of Credit

Safeco has amended its Line of Credit (LOC) to reduce the available amount from $500 million to $300 million. The terms of the LOC, which runs through September 2005, require Safeco to pay a fee for fund availability, maintain a specified minimum level of shareholders’ equity, and keep debt-to-capitalization ratios below a specified maximum. Safeco has not borrowed under the LOC and is in compliance with all covenants.

Safeco, in business since 1923, is a Fortune 500 property and casualty insurance company based in Seattle. The company sells insurance to drivers, homeowners, and small- and medium-sized businesses through a national network of independent agents and brokers. More information about Safeco can be found at www.safeco.com.

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FORWARD-LOOKING INFORMATION CONTAINED IN THIS

NEWS RELEASE IS SUBJECT TO RISK AND UNCERTAINTY

Forward-looking information contained in this release is subject to risk and uncertainty. Information contained in this release that relates to anticipated financial performance, business prospects and plans, regulatory developments and similar matters are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical information are forward-looking. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this release. The risks and uncertainties include, but are not limited to:

•	Risks related to the pricing and underwriting of our products, and the subsequent establishment of reserves, such as:

•	Successful implementation of a new-business entry model for personal and commercial lines

•	Ability to appropriately price and reserve for changes in the mix of our book of business

•	Ability to establish pricing for any changes in driving patterns

•	Inflationary pressures on medical care costs, auto parts and repair, construction costs and other economic factors that increase the severity of claims

•	The availability and pricing of our reinsurance, including coverage for loss from terrorism and our ability to collect from our reinsurers

•	The ability to price for or exclude the risk of loss from terrorism on our policies

•	Risks related to our P&C insurance strategy, such as:

•	Our ability to achieve premium targets and profitability, including realization of growth and business retention estimates

•	Our ability to achieve overall expense goals

•	Our ability to run off our London business and other businesses that we have exited, or intend to exit in the future, without incurring material unexpected charges

•	Regulatory, judicial and legislative risks, such as:

•	Our ability to freely enter and exit lines of business

•	Our ability to successfully obtain regulatory approval of rates and underwriting guidelines, including price-tiered products and the use of insurance scores that include credit information as a component

•	Interpretation of insurance policy provisions by courts or tax authorities, court decisions regarding coverage and theories of liability, trends in litigation and changes in claims settlement practices

•	The outcome of any litigation against us

•	Legislative and regulatory developments affecting the actions of insurers, including requirements regarding rates, taxes and availability of coverage

•	The competitive pricing environment, initiatives by competitors and changes in the competition

•	Unusual loss activity, such as:

•	Weather conditions, including the severity and frequency of storms, hurricanes, hail, snowfall and winter conditions

•	The occurrence of significant natural disasters, including earthquakes

•	The occurrence of significant man-made disasters, such as the terrorist attacks on September 11, 2001, or war

•	The occurrence of bankruptcies that result in losses on insurance products or investments

•	Financial and economic conditions, such as:

•	Performance of financial markets

•	Availability of bank credit facilities

•	Fluctuations in interest rates

•	General economic conditions

•	Operational risks, such as:

•	Damage to our infrastructure resulting in a disruption of our operations

•	Internal or external fraud perpetrated against us

We assume no obligation to update any forward-looking statements contained in this news release.

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